As filed with the Securities and Exchange Commission on May 30, 2013

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-16559

FORM S-8 REGISTRATION STATEMENT NO. 333-67491

FORM S-8 REGISTRATION STATEMENT NO. 333-48242

FORM S-8 REGISTRATION STATEMENT NO. 333-69736

FORM S-8 REGISTRATION STATEMENT NO. 333-88616

FORM S-8 REGISTRATION STATEMENT NO. 333-99975

FORM S-8 REGISTRATION STATEMENT NO. 333-109544

FORM S-8 REGISTRATION STATEMENT NO. 333-118496

FORM S-8 REGISTRATION STATEMENT NO. 333-127748

FORM S-8 REGISTRATION STATEMENT NO. 333-142621

FORM S-8 REGISTRATION STATEMENT NO. 333-145089

FORM S-8 REGISTRATION STATEMENT NO. 333-160995

FORM S-8 REGISTRATION STATEMENT NO. 333-175375

UNDER THE SECURITIES ACT OF 1933

Cymer, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	33-0175463
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

(Address of Principal Executive Offices)

(Registrant’s telephone number, including area code)

1987 STOCK OPTION PLAN

1996 STOCK OPTION PLAN

1996 DIRECTOR OPTION PLAN

1996 EMPLOYEE STOCK PURCHASE PLAN

2000 NONSTATUTORY STOCK OPTION PLAN

2000 EQUITY INCENTIVE PLAN

2005 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

2011 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Edward Brown

Chief Executive Officer of Cymer Lightsource Division

Cymer, LLC

17075 Thornmint Court

San Diego, California 92127

(858) 385-7300

(Name, address, and telephone number, including area code, of Agent for Service)

Copies to:

Neil P. Stronski, Esq.

Skadden Arps Slate Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Cymer, Inc. (the “Registrant”):

•

Registration Statement No. 333-16559, filed with the SEC on November 21, 1996, pertaining to the registration of (i) 1,193,788 shares of the common stock of the Registrant issuable under the Registrant’s 1987 Stock Option Plan; (ii) 1,500,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Stock Option Plan; (iii) 100,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Director Option Plan; and (iv) 250,000 shares of the common stock of the Registrant issuable under the 1996 Employee Stock Purchase Plan.

•

Registration Statement No. 333-67491, filed with the SEC on November 18, 1998, pertaining to the registration of 1,250,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Stock Option Plan.

•

Registration Statement No. 333-48242, filed with the SEC on October 19, 2000, pertaining to the registration of (i) 1,650,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Stock Option Plan; and (ii) 500,000 shares of common stock of the Registrant issuable under the Registrant’s 2000 Nonstatutory Stock Option Plan.

•

Registration Statement No. 333-69736, filed with the SEC on September 20, 2001, pertaining to the registration of (i) 1,077,715 shares of the common stock of the Registrant issuable pursuant to outstanding options under the 1996 Stock Option Plan; (ii) 922,285 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Stock Option Plan; (iii) 300,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Employee Stock Purchase Plan; and (iv) 750,000 shares of common stock issuable under the Registrant’s 2000 Equity Incentive Plan.

•

Registration Statement No. 333-88616, filed with the SEC on May 17, 2002, pertaining to the registration of 1,200,000 shares of the common stock of the Registrant issuable under the Registrant’s 2000 Equity Incentive Plan.

•

Registration Statement No. 333-99975, filed with the SEC on September 20, 2002, pertaining to the registration of 2,500,000 shares of the common stock of the Registrant issuable under the Registrant’s 2000 Equity Incentive Plan.

•

Registration Statement No. 333-109544, filed with the SEC on October 7, 2003, pertaining to the registration of 200,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Employee Stock Purchase Plan.

•

Registration Statement No. 333-118496, filed with the SEC on August 23, 2004, pertaining to the registration of 200,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Employee Stock Purchase Plan.

•

Registration Statement No. 333-127748, filed with the SEC on August 22, 2005, pertaining to the registration of 1,000,000 shares of the common stock of the Registrant issuable under the Registrant’s 2005 Equity Incentive Plan.

•

Registration Statement No. 333-142621, filed with the SEC on May 4, 2007, pertaining to the registration of 300,000 shares of the common stock of the Registrant issuable under the Registrant’s 1996 Employee Stock Purchase Plan.

•

Registration Statement No. 333-145089, filed with the SEC on August 3, 2007, pertaining to the registration of 1,000,000 shares of the common stock of the Registrant issuable under the Registrant’s Amended and Restated 2005 Equity Incentive Plan.

•

Registration Statement No. 333-160995, filed with the SEC on August 3, 2009, pertaining to the registration of 1,250,000 shares of the common stock of the Registrant issuable under the Registrant’s Amended and Restated 2005 Equity Incentive Plan.

•

Registration Statement No. 333-175375, filed with the SEC on July 6, 2011, pertaining to the registration of 4,052,227 shares of the common stock of the Registrant issuable under the Registrant’s 2011 Equity Incentive Plan.

Pursuant to the Agreement and Plan of Merger, dated October 16, 2012 (the “Merger Agreement”), by and among the Registrant, ASML Holding N.V., ASML US, Inc. (“Holdco”), Kona Acquisition Company (“Merger Sub”) and Kona Technologies LLC (“Merger Sub 2”), on May 30, 2013, the Merger Sub merged with and into the Registrant, and the separate corporate existence of Merger Sub ceased, with the Registrant being the surviving entity. Immediately thereafter and pursuant to the Merger Agreement, the Registrant merged with and into Merger Sub 2, a direct wholly owned subsidiary of Holdco, and the separate corporate existence of the Registrant ceased, with Merger Sub 2 being the surviving entity. Merger Sub 2 was then renamed Cymer, LLC, and became a direct wholly owned subsidiary of Holdco (the “Merger”). As a result of the Merger, the Registrant terminated all offers and sales of its securities registered pursuant to the Registration Statements.

In connection with the Merger Agreement and the Merger, and in accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 30, 2013.

CYMER, LLC (as successor by merger to Cymer, Inc.)

By:	/s/ David Kim
David Kim Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Brown Edward Brown	Chief Executive Officer of Cymer Lightsource Division (Principal Executive Officer)	May 30, 2013

/s/ Robert P. Akins Robert P. Akins	Senior Vice President of Cymer Technologies Division (Principal Executive Officer)	May 30, 2013

/s/ Andy Moring Andy Moring	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 30, 2013

/s/ David Kim ASML US, Inc. By: David Kim Its: Secretary	Sole Member	May 30, 2013

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